UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 11, 2011


Proguard Acquisition Corp.
(Exact name of registrant as specified in its charter)


       FLORIDA                 333-123910                33-1093761
(State or other            (Commission File          (I.R.S. Employer
jurisdiction of                Number)              Identification No.)
incorporation or organization


    2501 E. Commercial Blvd, Suite 207
        Ft. Lauderdale, FL                                33308
(Address of principal executive offices)                (Zip Code)


Registrant's Telephone number, including area code:  (954) 491-0704



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))






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Item 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

On January 11, 2011, Frank Bauer, our president and a director, passed away.

Appointment of Officer
-----------------------
Effective January 26, 2011, our board of directors appointed Allerton Towne as president.

Item 5.03  Amendments to Articles of Incorporation or Bylaws.

On January 19, 2011, the registrant filed amended Articles of Incorporation to increase the number of its authorized shares of common stock from fifty million (50,000,000) shares of common stock, par value $0.001 per share, to two hundred million (200,000,000) shares of common stock, par value $0.001 per share.

Item 9.01  Financial Statements and Exhibits

(d)  Exhibits

Exhibit 3.1    Articles of Amendment


Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proguard Acquisition Corp.


Date: January 26, 2011

By:  /s/Norman Becker
     -----------------------
     Norman Becker
     Chief Financial Officer